Exhibit 10.1

[Letterhead of the TJX Companies, Inc.]

September 6, 2006
Mr. Donald G. Campbell
The TJX Companies, Inc.
770 Cochituate Road
Framingham, MA 01701

     Re:      Modification of Employment Agreement
Dear Mr. Campbell:
     Reference is made to the Employment Agreement dated as of April 5, 2005 (as previously amended, the “Agreement”) between you and The TJX Companies, Inc. (the “Company”). The Company proposes to make the following changes to the Agreement:
•	Replace the Recitals with the following sentence: “The Company and Executive intend that Executive shall be employed by the Company on the terms set forth below and, to that end, deem it desirable to enter into this Agreement.”

•	Replace the text of Section 2(a) with the following sentence: “Executive shall diligently perform such duties and responsibilities as shall from time to time be assigned to him by the Company.”

•	Delete from Section 5(a)(iii) the words “(A) Executive is required to report other than to the Chief Executive Officer, or (B)”.

•	Replace the last sentence of Section 5(b) with the following: “For purposes of the two preceding sentences, “service in a position acceptable to Executive” shall mean service in a position comparable to the position in which Executive was serving immediately prior to the End Date, as reasonably determined by the Board.”
     If you agree with the foregoing proposed modifications of the Agreement, please so indicate by signing the enclosed copy of this letter agreement and returning it to Paul Kangas, whereupon the Agreement will be deemed modified, effective immediately, to read as described above and, except as so modified, the Agreement will continue in effect in accordance with its terms. This letter agreement shall constitute an agreement under seal.

The TJX Companies, Inc.
By:	/s/ Paul Kangas
Paul Kangas, SVP, HR Administration Director

I agree to the modifications described above
to the Employment Agreement dated as of
April 5, 2005 between me and The TJX
Companies, Inc., as previously amended,
effective as of the date set forth below:

/s/ Donald G. Campbell
Donald G. Campbell

September 7, 2006